UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2022

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each class	Trading symbol(s)	Name of Exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2022, the Board of Directors (the “Board”) of Shake Shack Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board of the Company from ten to eleven members and appointed Lori George Billingsley to fill the vacancy so created, both effective October 17, 2022 (the “Effective Date”). Ms. Billingsley was appointed to serve as a Class I director who will stand for election at the 2025 Annual Meeting of Stockholders. The Board has determined that Ms. Billingsley is independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Ms. Billingsley also will serve on the Nominating & Corporate Governance Committee of the Board.

Ms. Billingsley is the former Global Chief Diversity, Equity and Inclusion (DEI) Officer for The Coca-Cola Company (TCCC), a role in which she served from October 2018 until March 2022. In that role, Ms. Billingsley led TCCC’s DEI Center of Excellence, directed to enable a more engaged global workforce, mirror the markets served, and support a more inclusive culture to best position the employees of TCCC to drive growth. Prior to this role, Ms. Billingsley served as the Vice President of Community and Stakeholder Relations for TCCC’s North America Operating Unit from January 2018 through September 2018. Since 2002 when she joined TCCC, Ms. Billingsley served in a number of roles at TCCC relating to public affairs, global issues communications, shareowner affairs, community and stakeholder relations, social impact and diversity, equity and inclusion with increasing responsibility. Prior to joining TCCC, Ms. Billingsley led her own public relations consultancy, LG Communications; was a vice president at Porter/Novelli, a leading public relations firm where she founded their Multicultural Communications and Alliance Building practices; and a senior public affairs specialist for the District of Columbia Government’s Office of Human Rights and Minority Business.

Ms. Billingsley currently serves on the board of directors of Pioneer Natural Resources (NYSE: PXD), NAACP Foundation and Arete Executive Women of Influence. She is a founding member of TCCC’s Equity Accountability Councils, and a member of the National Association of Corporate Director’s Center for Inclusive Governance Advisory Council, Howard University’s School of Communications Board of Visitors, Executive Leadership Council, OnBoard, International Women’s Forum, Extraordinary Women on Boards, Leadership Atlanta, Public Relations Society of American and The Links, Inc..

Ms. Billingsley received her Bachelor of Arts in public relations from Howard University and her Master of Arts in public communications at American University. In 2019, Ms. Billingsley completed a 13-month Executive Leadership Experience Program at Harvard Business School and in 2021, Ms. Billingsley completed Stanford University Graduate School of Business Directors’ Consortium.

As of the Effective Date, Ms. Billingsley is eligible to receive compensation for her service on the Board consistent with that provided to all non-employee directors, pursuant to the Company’s Non-Employee Director Compensation Policy and in accordance with the approval of the Board dated October 17, 2022. A copy of the Company’s Non-Employee Director Compensation Policy is available on the Company’s website at investor.shakeshack.com/investors-company overview/corporate governance. The contents of the Company’s website are not incorporated by reference into this current report on Form 8-K.

There is no arrangement or understanding between Ms. Billingsley and any other persons or entities pursuant to which Ms. Billingsley was appointed as a director. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and which Ms. Billingsley, or any member of her immediate family, had, or will have, a direct or indirect material interest.

A copy of the letter agreement between Ms. Billingsley and the Company with respect to her service as director is filed as Exhibit 10.1 to this current report on Form 8-K. In addition, Ms. Billingsley has executed the Company’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on January 20, 2015.

A copy of the press release with the announcement of Ms. Billingsley’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Letter Agreement dated October 17, 2022, between Lori George Billingsley and Shake Shack Inc.
99.1	Press Release, dated October 17, 2022, announcing appointment of Lori George Billingsley to the Board of Directors of Shake Shack Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Ronald Palmese, Jr.
Ronald Palmese, Jr.
Date: October 19, 2022		SVP and General Counsel